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                                                                  Exhibit 10.6



                        SECOND AMENDMENT TO LEASE BETWEEN

                      SCIENCE PARK DEVELOPMENT CORPORATION

                                       and

                        GENAISSANCE PHARMACEUTICALS, INC.






Date:  December __, 1999

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         This Second Amendment to Lease (this "SECOND AMENDMENT") is made and entered into as of the ____ day of December, 1999 by and between SCIENCE PARK DEVELOPMENT CORPORATION, a Connecticut corporation having a principal place of business at 25 Science Park, New Haven, Connecticut 06511 (herein referred to as "LANDLORD") and GENAISSANCE PHARMACEUTICALS, INC., a Delaware corporation having a principal place of business at Five Science Park, New Haven, Connecticut 06511 (herein referred to as "TENANT").

         WHEREAS, Landlord and Tenant are parties to a certain Lease dated as of September 15, 1998 (the "ORIGINAL LEASE") as amended by First Amendment to Lease of even date herewith (the "FIRST AMENDMENT"); collectively the Original Lease and the First Amendment shall hereinafter be referred to as (the "LEASE");

         WHEREAS, pursuant to the Lease, Tenant leases from Landlord certain space in the building known as Building 5 North in Science Park, New Haven, Connecticut;

         WHEREAS, at the time the Original Lease was executed, it was Landlord's intention to demolish the building known as Building 5 South, Science Park;

         WHEREAS, it is now Landlord's intention to renovate Building 5 South;

         WHEREAS, subject only to either party's right to terminate this Second Amendment for lack of Landlord funding, if certain conditions are satisfied, which conditions are set forth below, Tenant shall lease from Landlord: (i) the entire second floor of Building 5 South in Science Park, which floor consists of approximately 18,859 rentable square feet as shown on the floor plan attached hereto as EXHIBIT A-1 (herein referred to as the "SECOND FLOOR SPACE"); (ii) the bridge, if it is built by Tenant, as shown on the floor plan attached hereto as EXHIBIT A-1 (herein referred to as the "BRIDGE"); and (iii) a certain amount of space on the third floor of Building 5 South to be determined as specified in
Section 2 hereof (the "THIRD FLOOR SPACE"; collectively, the Second Floor Space, the Bridge and the Third Floor Space shall herein be referred to as the "ADDITIONAL SPACE"), upon and subject to the terms, covenants and conditions contained in the Lease as modified by this Second Amendment; and

         WHEREAS, Landlord and Tenant desire to amend the Lease in certain respects;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged by each of the parties, Landlord and Tenant hereby agree as follows (capitalized terms used herein which are not otherwise defined herein shall have the meaning given to such terms in the Lease):

1. RENOVATION OF BUILDING 5 SOUTH. All references in the Lease to the "demolition of Building 5 South" are hereby deleted and replaced with the phrase "renovation of Building 5 South", and all references in the Lease to "demolish Building 5 South" are hereby deleted and replaced with the phrase "renovate Building 5 South".

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2. THIRD FLOOR SPACE. Prior to the Additional Space Lease Commencement Date (as
defined below), Landlord, at its expense, shall cause Svigals Associates to establish the rentable area and location of the Third Floor Space on the third floor of Building 5 South. Landlord and Tenant agree that the Third Floor Space will include only the space required for Tenant's mechanical equipment and the rentable area shall be determined by Svigals Associates. Notwithstanding the foregoing, if the building design requires the Third Floor Space to be shared by Tenant and any other tenants of Building 5 South, the area of the Third Floor Space may be increased, but, for purposes of calculating Tenant's rental obligations with respect thereto, shall be apportioned among the tenants actually using the space and be deemed to include only the rentable area required by Tenant for its mechanical equipment, as determined by Svigals Associates.

3. PREPARATION OF ADDITIONAL SPACE. As soon as Landlord receives funding sufficient to pay for the work described in this Section (the "PREP WORK"), Landlord, at its expense, shall (i) obtain required demolition permits and selectively demolish and remove tenant improvements from the Additional Space,
(ii) cause to be removed from the Additional Space all asbestos, which removal shall be performed in compliance with all applicable Environmental Laws and Title 19a ("Public Health and Well-Being") of the Connecticut General Statutes, including but not limited to Sections 19c-332 through 332e, concerning asbestos, and any regulations promulgated thereunder, (iii) cause to be removed from the Additional Space all lead-based paint, which removal shall be performed in compliance with applicable laws, such that as a result of the removal no occupants of Building Five South shall be exposed to airborne lead at levels over the action level, as defined in 29 CFR Section 1910.1025, and (iv) otherwise prepare the Additional Space for delivery of same to Tenant in a vacant, broom clean condition, free of all furnishings, equipment, litter and debris. Landlord agrees to use its best efforts to deliver possession of the Additional Space to Tenant in the condition specified in the immediately preceding sentence no later than six (6) weeks following Landlord's receipt of funding as aforesaid.

4. DEFINITION OF LANDLORD'S WORK. Subject to Landlord's receipt of the funding for the Prep Work and the Interior Work (as hereinafter defined), and pursuant to the provisions of Sections 2.4B, 2.4E - H and 2.6 of the Original Lease, Landlord at its expense shall undertake all of the Work described on EXHIBIT B-1 and EXHIBIT B-2 hereof (collectively, the "LANDLORD'S WORK"). Landlord hereby agrees to complete the Landlord's Work in a good and workmanlike fashion, otherwise Tenant relies on no warranties or representations, express or implied, of Landlord or any agent or other party associated with Landlord as to its condition or repair, or as to taxes or any other matter relating to the Additional Space, except as otherwise expressly provided in the Lease, as modified by this Second Amendment. In addition Landlord's representation regarding compliance with laws set forth in the second sentence of Section 8.1 of the Original Lease is hereby deemed repeated with regard to the Landlord's Work, as is the limitation on Tenant's remedy set forth in the balance of said
Section 8.1.

5. INTERIOR WORK AND CONTINGENCY.

                  A. Subject to the provisions of Section 5E below, Landlord, at its expense, shall use its best efforts to substantially complete that portion of the Landlord's Work described on EXHIBIT B-2 attached hereto (the "INTERIOR WORK") so it does


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                  not delay Tenant's completion of the Tenant's Work (as
                  hereinafter defined), but in any event, no later than five (5) months following the Additional Space Lease Commencement Date. In addition, Landlord represents that all electrical, mechanical, plumbing and other building systems serving the Additional Space will be in working order on the Additional Space Rent Commencement Date (as hereinafter defined).

                  B. Landlord and Tenant shall each use its best efforts to collectively cause Fusco Corporation and Svigals Associates to coordinate the Interior Work with the Tenant's Work (as defined in Article 21 of this Second Amendment) with respect to the Additional Space in order not to delay completion of the Tenant's Work with respect to the Additional Space.

                  C. Landlord shall give Tenant prompt written notice following Landlord's receipt of funding from CHFA for the Prep Work and the Interior Work. If at any time after December 31, 1999, Landlord has not received funding from CHFA for performance of the Prep Work or the Interior Work, Tenant may elect to initially fund the cost of the Prep Work and/or the Interior Work with reimbursement from Landlord as hereinafter provided.

                           (i) At any time after December 31, 1999 and prior to Landlord's receipt of funding from CHFA, Tenant may elect to fund the Prep Work and Interior Work by giving Landlord written notice. Within ten (10) business days following Landlord's receipt of such notice, Landlord shall release its contractor to proceed with the Prep Work and Interior Work, including, without limitation, obtaining all necessary building permits for both the Prep Work and the Interior Work. Landlord shall remain responsible for completion of the Prep Work and the Interior Work and shall reimburse Tenant for interest on all sums advanced by Tenant at seven and one-half percent (7 1/2%) per annum from the date of advance until the date of reimbursement.

                           (ii) Landlord shall cause Landlord's construction manager to price the Prep Work and the Interior Work separately from each other and from the balance of the Landlord Work, and to deliver a schedule to Landlord and Tenant for completion of the Prep Work and the Interior Work. Landlord shall cause the parties' architect (Svigals Associates) to clearly delineate Prep Work, to the extent required, and all of the Interior Work on all plans and drawings.

                           (iii) If Tenant elects to fund the Prep Work and the Interior Work in accordance with the provisions of Section 5C(i) above, and if Landlord receives CHFA funding prior to Tenant's funding of the Prep Work and the Interior Work, then Landlord shall use CHFA


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                                    funds to fund the cost of the Prep Work and
                                    the Interior Work. If CHFA funds the Prep
                                    Work and the Interior Work subsequent to Tenant's funding same, but before the Additional Space Rent Commencement Date, Tenant shall be reimbursed from the first disbursement of proceeds from CHFA at the time of such disbursement for the monies plus interest as aforesaid provided by Tenant to fund the Prep Work and the Interior Work. If Landlord receives funding from CHFA for the Prep Work and/or the Interior Work after the Rent Commencement Date, Tenant shall receive a credit against the Base Rent due hereunder and under the Lease equal to the funds advanced by Tenant for completing the Prep Work and the Interior Work, plus interest as aforesaid until Landlord receives the CHFA funding and repays Tenant.

                  D. Subject to the provisions of subsection 5E below, if Landlord has not received funding for the Prep Work and the Interior Work on or before March 31, 2000 (TIME IS OF THE ESSENCE with respect to said date), either party hereto may terminate this Second Amendment by giving written notice to the other no later than 11:59 p.m. on April 15, 2000 (TIME IS OF THE ESSENCE with respect to such date). Upon delivery of such notice, in accordance with the provisions of Article 22 of the Lease, this Second Amendment shall be deemed null and void and of no further force or effect.

                  E. If Landlord delivers the Landlord's Notice (as hereinafter defined) to Tenant, the contingency set forth in subsection 5D above shall be deemed null and void and Landlord shall be deemed to have received monies sufficient to fund the entire cost of the Prep Work and the Interior Work.

6. LANDLORD'S NOTICE. Promptly after the conditions of Subsections 3(i) -(iv) have been satisfied, Landlord will deliver written notice thereof to Tenant ("LANDLORD'S NOTICE").

7. ADDITIONAL SPACE LEASE COMMENCEMENT DATE. Landlord hereby agrees to lease to Tenant and Tenant hereby agrees to lease from Landlord the Additional Space, upon and subject to the terms of the Lease, as modified by this Second Amendment. Landlord shall deliver, and Tenant shall accept, exclusive possession of the Additional Space on the date Tenant receives Landlord's Notice, which date shall be deemed to be the Lease Commencement Date with respect to the Additional Space (the "ADDITIONAL SPACE LEASE COMMENCEMENT DATE"). Landlord's delivery of exclusive possession shall be subject to entries by the Landlord and its contractors only as necessary to complete the Landlord's Work prior to the date Tenant first occupies the Additional Space for its business purposes (the "OCCUPANCY DATE"). Notwithstanding the foregoing, in accordance with the provisions of Section 2 hereof, Tenant's use of the Third Floor Space may be in common with Landlord and other tenants of Building 5 South. Landlord will only permit the Third Floor Space to be used for mechanical space and not for office space. Because Tenant will not have exclusive possession of the Additional Space until the Occupancy Date, the parties


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hereby agree that the provisions of Sections 5.1, 7.2, 7.4, 7.5, 12.1E and 23.1 of the Original Lease shall not apply to Tenant with regard to the Additional Space until the Occupancy Date.

8. ADDITIONAL SPACE. Commencing on the Additional Space Lease Commencement Date, the Leased Premises shall be deemed to include the Additional Space for all purposes under the Lease, and the terms, covenants and conditions of the Lease, as modified by this Second Amendment, shall govern the rights, obligations and liabilities of Landlord and Tenant with respect to the Additional Space. The Leased Premises, as described in Section 1.1(a) of the Original Lease and as shown on Exhibits A-1 and A-2 of the Original Lease, are sometimes referred to in this Second Amendment as the "ORIGINAL LEASED PREMISES".

9. CONFIRMATION OF TERMS. The Expiration Date of the initial 5-year Term of the Lease, as hereby amended, with respect to the entire Leased Premises, including without limitation, the Additional Space, is February 28, 2004. The two 5-year Extension Options granted in Section 2.2 of the Original Lease shall apply to the entire Leased Premises, including without limitation, the Additional Space. Tenant may not exercise an Extension Option with respect to less than the entire Leased Premises.

10. ADDITIONAL SPACE RENT COMMENCEMENT DATE. Subject to extensions pursuant to Sections 2.3B. and 2.3C. of the Original Lease, the Rent Commencement Date with respect to the Additional Space (the "ADDITIONAL SPACE RENT COMMENCEMENT DATE") shall mean the earlier of: (i) the date of the issuance of a temporary or permanent certificate of occupancy for the entire Additional Space, or (ii) five
(5) months after the date of Tenant's receipt of Landlord's Notice. In interpreting the provisions of Sections 2.3B and 2.3C of the Lease to this Second Amendment, the term, "Interior Work" as used therein shall mean, "Interior Work" as defined herein, and the term, "Rent Commencement Date" as used therein shall mean, "Additional Space Rent Commencement Date" as defined herein. At the request of either Landlord or Tenant, Landlord and Tenant shall execute and deliver to each other a writing confirming the Additional Space Lease Commencement Date and the Additional Space Rent Commencement Date.

11. RENT.

                  (a) Because Tenant will bear the cost of building the Bridge if it is built, Tenant shall pay Additional Rent, but shall have no obligation to pay Base Rent for the Bridge during the Term or any Extension Term. In accordance with the provisions of this Second Amendment, commencing on the Additional Space Rent Commencement Date and continuing thereafter until the Expiration Date of the Lease, Tenant shall pay to Landlord Base Rent for the Additional Space (excluding the rentable area of the Bridge and including only the rentable area of the Second Floor Space (18,859 rentable square feet) and the rentable area of the Third Floor Space (determined in accordance with the provisions of Section 2 hereof)) at the same rate per rentable square foot as Tenant is required to pay from time to time with respect to the Original Leased Premises, under Section 3.1 of the Original Lease. The parties hereto hereby stipulate to the aforementioned rentable area of the Second Floor Space.


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                  (b) Notwithstanding anything to the contrary contained herein, for purposes of calculating each and every instance where Additional Rent is payable hereunder with regard to the Additional Space, the Additional Space shall be deemed to include 100% of the rentable area of the Second Floor Space, 100% of the rentable area of the Bridge if it is built, as determined in accordance with the provisions of Section 22 hereof, and the rentable area of the Third Floor Space, as determined in accordance with the provisions of Section 2 hereof. Commencing on the Additional Space Rent Commencement Date and continuing thereafter until the Expiration Date of the Lease, Tenant shall: (i) pay for electricity and gas consumed on the Additional Space in accordance with Section
                  3.4 of the Original Lease, (ii) pay Additional Rent with respect to the Additional Space in accordance with Section 3.5 of the Original Lease, and (iii) a portion of the Taxes in accordance with Article 4 of the Lease, as hereby amended.

                  (c) In addition, subject to the provisions of Section 7(b) hereof, Tenant shall pay with respect to the Additional Space Tenant's OE Share (as hereinafter defined) of increases in Operating Expenses over the Base Expense Year (as hereinafter defined) in accordance with the terms of Article 37 of the Lease, as amended by this Second Amendment.


12. DEFINITIONS. The second sentence of Section 4.1(d) of the Original Lease as modified by the First Amendment is hereby deleted and substituted therefor is the following:

                           "Tenant's Pro-Rata Share" shall mean a fraction, the numerator of which shall be the total number of rentable square feet in the Leased Premises (taking into account that the rentable area of the Additional Space shall be calculated in accordance with the provisions of Section 11(b) hereof), as same may increase or decrease from time to time, and the denominator of which shall be the total number of rentable square feet in Building 5 North and Building 5 South combined, as same may increase or decrease from time to time, plus the rentable area of the Bridge, if it is built; Landlord represents that as of the date hereof the combined area of Building 5 North and Building 5 South, excluding the Bridge, measured in rentable square feet is 102,938 rentable square feet.

13. TAX PAYMENT; ENTERPRISE ZONE. (a) Commencing on the Additional Space Rent Commencement Date, subparagraph 9(a)(ii) of the First Amendment (which modifies
Section 4.2 of the Original Lease) is hereby deleted and substituted therefor is the following:

                  "Commencing on the Additional Space Rent Commencement Date, Tenant shall pay to Landlord as Additional Rent due hereunder, for any Tax Year, any part of which occurs after the Additional Space Rent


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                  Commencement Date and during the Term or any Extension Term, an amount (also the "TAX PAYMENT") equal to: (i) Tenant's Pro-Rata Share (as defined in the Second Amendment) of the Taxes attributable to the Base Building, plus (ii) 100% of the Taxes attributable to all of the Tenant's Work (which for purposes of the balance of this Article 4, unless specified to the contrary, shall mean collectively Tenant's Work as defined under the Original Lease, the First Amendment and the Second Amendment)."

14. TAX RELIEF. Section 4.4 of the Original Lease as amended by the First Amendment is hereby deleted and substituted therefor is the following: "Tenant shall be entitled to Tenant's Pro-Rata Share of any real estate tax relief or other forms of assistance or relief that may be negotiated by Landlord with the City of New Haven in connection with the refurbishment of Building 5 North and Building 5 South and the underlying land that is part of the tax parcel containing Building 5 North and Building 5 South."

15. PARKING. The rental of the Additional Space will include the use of fifty
(50) parking spaces in addition to the eighty (80) parking spaces provided for under the Original Lease and the twenty-five (25) parking spaces provided for under the First Amendment. The term "TENANT'S PARKING SPACES" shall be amended to include such additional fifty (50) parking spaces, bringing the total of Tenant's Parking Spaces to one hundred fifty-five (155). One-half of said additional fifty (50) parking spaces shall be made available to Tenant on the Occupancy Date and the other half shall be made available to Tenant on the date that is six (6) months following the Occupancy Date. All of Tenant's Parking Spaces shall be located within the areas shown on EXHIBIT A-3 attached hereto and made a part hereof at all times during the Term or any Extension Term.

16. OPTION TO LEASE FURTHER SPACE. Effective as of the Additional Space Lease Commencement Date, Section 1.3B. of the Original Lease shall be amended so that as amended it shall read in its entirety as follows:

         B. BUILDING 5. Tenant will have the option to lease any available space in Building 5 North and any available space on the third floor of Building 5 South, provided that, in either case, such available space is either 2,000 square feet or larger or contiguous to the Leased Premises, in either case, as such space becomes available ("AVAILABLE SPACE") on the same terms and conditions as set forth in the Original Lease, except for Base Rent, Additional Rent and parking, for the balance of the Term, or any extension thereof. Base Rent for the Available Space shall be at fair market value as determined by the Landlord. Additional Rent in addition to Base Rent, attributable to the Available Space shall constitute: (i) Tenant's OE Share of increases in Operating Expenses pursuant to the terms of Article 37 of the Lease as modified below by this Second Amendment; (ii) the cost of electricity and gas consumed on the Available Space in the manner set forth in the Utilities Rider attached to the Original Lease as EXHIBIT C; and (iii) Tenant's Pro-Rata Share of Taxes and Enterprise Zone benefits shall be increased to include the rentable area of the Available Space in the numerator with regard to the Base Building and Tenant shall be responsible for 100% of the Taxes, and entitled to 100% of the


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         Enterprise Zone benefits, attributable to its tenant improvements to the Available Space. The same amount of parking spaces that Landlord is offering to another tenant shall be offered to Tenant with the Available Space. Landlord will notify Tenant in writing of the availability of each piece of Available Space and the proposed fair market value rent and number of accompanying parking spaces promptly after becoming aware that such Available Space will be available for lease. In order to exercise its option to lease the Available Space, Tenant must notify Landlord of its acceptance in writing within ten
         (10) business days after Tenant's receipt of written notice from Landlord of the availability thereof. If Tenant fails to exercise its option within said ten (10) business day period, Landlord shall be free to lease the Available Space in question for a term or terms and for a rental or rentals and upon such other terms as Landlord in its sole discretion determines. Notwithstanding the foregoing, before leasing the Available Space in question to a third party for a total effective rent that is eighty-five (85%) percent of, or less than eighty-five (85%) percent of the total effective rent at which Landlord offered the space to Tenant, Landlord must re-offer such Available Space to Tenant by written notice at the same rent (and number of parking spaces) that Landlord is prepared to accept from a third party. Tenant shall have five (5) business days from receipt of Landlord's re-offer to accept the said Available Space at the said effective rent or Landlord shall be free to lease the said Available Space to a third party. For purposes of this Section 1.3B, space shall not be deemed "Available Space" unless the existing tenant for the space has declined to extend its tenancy.


17. OPERATING EXPENSES. Tenant's obligation to pay Operating Expenses for the Additional Space and any Available Space shall be governed by the provisions of
Article 37 of the Lease except that:

         (a) With respect to the Additional Space, "BASE EXPENSE YEAR" shall mean the twelve (12) month period commencing on the date Tenant first occupies the Additional Space for purposes of conducting its business thereon. With respect to the Available Space, "BASE EXPENSE YEAR" shall mean the twelve (12) month period commencing on the date Tenant first occupies the Available Space for purposes of conducting its business thereon. In any event, if the Building is not fully occupied during all or a portion of either the Base Expense Year with respect to the Additional Space or the Base Expense Year with respect to any Available Space, Landlord shall, in accordance with sound accounting and management practices, determine the amount of Operating Expenses that would have been included in such Base Expense Year if the Building had been fully occupied and the amount so determined shall be deemed to be the Operating Expenses incurred in the corresponding Base Expense Year.

         (b) With respect to the Additional Space, "TENANT'S OE SHARE" shall mean a fraction, the numerator of which shall be the total of the rentable area of the Additional Space calculated in accordance with the provisions of Section 11(b) hereof, and the


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         denominator of which shall be the total number of rentable square feet in the Building 5 North and Building 5 South, plus the rentable area of the Bridge, if it is built. With respect to the Available Space, "TENANT'S OE SHARE" shall mean a fraction, the numerator of which shall be the rentable area of the Available Space, and the denominator of which shall be the total number of rentable square feet in the Building 5 North and Building 5 South, plus the rentable area of the Bridge, if it is built.

         (c) Tenant's obligation to begin paying Operating Expenses with respect to the Additional Space shall not commence until the first Operating Expense Year occurring immediately following the Base Expense Year attributable to the Additional Space (as defined in this Second Amendment), and Tenant's obligation to begin paying Operating Expenses with respect to the Available Space in question shall not commence until the first Operating Expense Year occurring immediately following the Base Expense Year attributable to the Available Space.

         (d) On or before the first day of each Operating Expense Year following the Base Expense Year (as defined in this Second Amendment) Landlord shall give Tenant statements of the estimated amount of increase in Operating Expenses that Tenant will owe with respect to the Additional Space (and any Available Space if Tenant exercises its option pursuant to Section 11 hereof) for the ensuing Operating Expense Year, and Tenant shall make payments monthly in accordance with such statement.

18. AS-IS CONDITION. Subject to completion of the Landlord's obligations set forth in this Second Amendment, including without limitation, completion of the Landlord's Work, Landlord shall tender Tenant possession of the Additional Space in its then "as is" condition and Tenant agrees to accept possession of the Additional Space in its then "as is" condition, broom clean.

19. EXTERIOR WORK-BUILDING 5 SOUTH. Landlord hereby agrees to use commercially reasonable efforts to complete the EXTERIOR WORK (as defined in Section 5 of EXHIBIT B-1) prior to the Occupancy Date. If Landlord has performed and completed work to the exterior of Building 5 South, but, in Tenant's opinion, the exterior of Building 5 South does not have a look comparable in quality to Building 4 after December 31, 2000, then Tenant shall have the same rights and remedies as it has under Section 2.4E. and Section 2.4G. of the Original Lease with respect to work performed to the exterior of Building 5 North. If Landlord has performed no work to the exterior of Building 5 South by December 31, 2000, then, notwithstanding anything to the contrary contained in the Second Amendment, Tenant's sole and exclusive remedy for such breach by Landlord of its obligation to perform Exterior Work shall be the same as the remedy available to Tenant under Section 2.4G of the Lease, subject to Section 4.2H, with respect to a breach by Landlord of its obligation to perform Exterior Work to Building 5 North. In interpreting the provisions of Sections 2.4E., 2.4G. and 2.4H. of the Original Lease to this Second Amendment: (i) the term "Building Five North" shall be deemed to mean "Building Five South"; (ii) the term "Exterior Work" shall be deemed to mean "Exterior Work" as herein defined; (iii) the term "Completion Date" shall be deemed to mean the December 31, 2000; and


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(iv) the date for "Tenant's Notice" shall be deemed to be thirty (30) days following December 31, 2000

20. LANDLORD'S WORK.

                  A. Landlord shall use its best efforts to complete the balance of Landlord's Work described in EXHIBIT B-1 attached hereto by December 31, 2000. Notwithstanding anything to the contrary contained in this Second Amendment, in the event that all of Landlord's Work described in EXHIBIT B-1 attached hereto (other than the Exterior Work) is not substantially complete by December 31, 2000, Tenant shall be entitled, as its sole and exclusive remedy, to a pro rata reduction in Base Rent with respect to the Additional Space for any period after December 31, 2000 that such Landlord's Work (other than the Exterior Work) is not substantially complete, such rent reduction to be determined by a mutually-agreed upon commercial real estate broker with ten (10) years of experience in New Haven. If such Landlord's Work is substantially completed after December 31, 2000, Base Rent with respect to the Additional Space payable hereunder shall be reinstated to the level set forth in Section 11(a) hereof effective as of the date of substantial completion of such Landlord's Work is achieved.

                  B. Substantial completion of the Landlord's Work shall be evidenced by issuance of a certificate of occupancy.

21. TENANT'S WORK. Tenant, at Tenant's expense, agrees to make improvements to the Additional Space pursuant to plans and specifications approved by Landlord. Such improvements shall be deemed "TENANT'S WORK" and such plans and specifications shall be deemed "TENANT'S PLANS", and the terms of Section 2.7(a) of the Original Lease shall govern the approval of same. It is currently Tenant's intention that the Tenant's Work will include the construction of the Bridge to connect the second floor of Building 5 North and the second floor of Building 5 South at the East end of the buildings. Tenant shall not be penalized in any manner if Tenant does not build the Bridge as part of the Tenant's Work. Subject to satisfaction of the funding contingency for the Prep Work and the Interior Work set forth in Section 5 hereof, Tenant shall proceed with reasonable due diligence to perform Tenant's Work following funding of Tenant's new loan from Connecticut Innovations, Inc. (the "NEW CII LOAN") and the issuance of a building permit therefor.

22. THE BRIDGE. If Tenant builds the Bridge, then for all purposes under the Lease, the Bridge shall be deemed a part of the Leased Premises, except that Tenant shall not be required to pay Base Rent with respect to the Bridge. The rentable area of the Bridge shall be remeasured by Svigals Associates at Tenant's expense promptly after construction and included as part of the Leased Premises for purposes of calculating Tenant's Pro-Rata Share and for purposes of calculating Tenant's OE Share (as both terms are defined in this Second Amendment). The parties agree that the usable area and the rentable area of the Bridge will be the same. Similarly, if the Bridge is not constructed, the rentable area of the Leased Premises for purposes of calculating Additional Rent shall not include the rentable area of the Bridge. Tenant shall have no obligation to remove or restore the Bridge upon surrender of the Leased Premises to Landlord, notwithstanding the provisions of Section 6.2 of the Original Lease.

23. LOBBY AND BATHROOMS. For all purposes under the Lease, the lobby and bathrooms between the Original Leased Premises and the Additional Space shall be deemed a part of the Additional Space and are included in the calculation of Base Rent Tenant is obligated to pay hereunder. In addition, the rentable square footage of the said lobby and bathrooms is included in the calculation of Tenant's Pro-Rata Share of Taxes under Article 4 of the Lease, as amended by this Second Amendment, and for purposes of calculating Tenant's OE Share as defined in Section 12 hereof.

24. EXHAUST CHASES-ADDITIONAL SPACE. During preparation of the Tenant's Plans, Landlord and Tenant shall agree upon the location of four (4) ventilation exhaust chases, which shall be shown on Tenant's Plans. Landlord reserves the right, at Landlord's sole expense, to build said ventilation exhaust chases in the future, and shall undertake such building at a mutually agreeable time.

25. THIRD FLOOR BUILDING 5 SOUTH. In the event Landlord in its sole discretion elects to construct a third floor in Building 5 South, then in such event Landlord shall complete the base building construction associated with the addition of a third floor and any known floor penetrations prior to the Occupancy Date. Construction of tenant work on the third floor of Building 5 South will be subject to the provisions regarding Landlord's Work set forth in
Section 2.6 of the Original Lease as modified by this Second Amendment. If during the performance of tenant work on the 3rd floor of Building 5 South, Tenant is denied reasonable access to its space or Tenant is unable to conduct it's business in the Additional Space, in either case due to the activities of Landlord's or another tenant's contractors performing such construction, for a period of three (3) consecutive business days, then, in such event, Tenant shall receive, as Tenant's sole remedy, an abatement in Base Rent for the Additional Space of one day for each day beyond said three (3)-day period that Tenant continues to be denied reasonable access to its space or is unable to conduct its business in the Additional Space.

26. SUBORDINATION AND NON-DISTURBANCE. As used herein, the term "LANDLORD'S LENDER" shall mean and refer to the Connecticut Housing Finance Authority ("CHFA"), the Connecticut Development Authority ("CDA") and each future lender who may from time to time extend credit to Landlord which extensions of credit may be secured in whole or in part by a mortgage, deed of trust, ground lease or other security interest affecting the real property of which the Additional Space is a part. Tenant's obligations under the First Amendment and under this Second Amendment are subject to receipt of non-disturbance agreements: (A) from CDA, simultaneously with the execution and delivery of this Second Amendment, and (B) from CHFA, both of which shall be substantially similar in form and content to the form of Non-Disturbance, Subordination and Attornment Agreement attached as EXHIBIT H and made a part of the Original Lease. Provided CHFA and CDA execute and deliver said non-disturbance agreements, the Lease, as modified by this Second Amendment, shall be subject and subordinated to: (a) all security interests in favor of CHFA and CDA affecting the Leased Premises, including without limitation the Additional Space, or the property of which the Leased Premises are a part, and (b) all present and future mortgages, deeds of trust and other security interests, including leasehold mortgages, granted by Landlord in favor of CHFA and CDA and affecting the Leased Premises, including without limitation the Additional Space, or the property of which the Leased Premises are a part. Tenant agrees to execute, at no expense to Landlord, any instrument which may reasonably be deemed necessary or desirable by Landlord, CHFA or CDA or to further effect the subordination of the Lease, as modified by this Second Amendment to Lease, to any such security interest, provided however, Tenant's non-disturbance rights are not affected. The Tenant's failure to strictly comply with this section will constitute an Event of Default under this Lease.

27. NEW CII LOAN

                  A. Section 15.1B of the Original Lease is hereby modified to permit Tenant to assign its right, title and interest in and to this Second Amendment without Landlord's consent to CII as collateral security for the New CII Loan, or to any Tenant's Lender as collateral security for a similar loan to Tenant. Tenant's Lender, including, without limitation, CII shall be entitled to assign its rights under this Second Amendment or to sublet the Additional Space to any entity, subject to the provisions set forth in subsections 15.1B(a)-(d) of the Original Lease.

                  B. Upon at least five (5) business days notice, Landlord, at its expense, hereby agrees to enter into a new Consent and Intercreditor Agreement substantially similar in form and substance to the Intercreditor Agreement (as defined in Section 15.5(d) of the Original Lease) but relating to the New CII Loan and the First Amendment and this Second Amendment.

                  C. Upon the closing of the New CII Loan, Landlord agrees to execute and deliver an affidavit (a) verifying the nonexistence of any tenants' rights in the Additional Space,
                  (b) verifying the nonexistence of any security interests in personal property and fixtures that form a part of the Additional Space, other than the rights therein, if any, of the CDA and CHFA as the current Landlord's Lenders, and United States Department of Commerce, Economic Development Administration and (c) that Landlord has no notice of any facts or circumstances not of record which could give rise to the claim of any third party to rights of adverse possession or use over the Additional Space or any part thereof in derogation of Landlord's title. Upon the execution of this Second Amendment, Landlord further agrees to obtain and deliver a subordination of mechanic's liens, subordinated as to the lien in favor of CII, executed by any contractor(s) who have furnished any labor, services or materials in connection with construction or repair work to the Building on behalf of Landlord and would have a right to file a mechanic's lien that would have priority over the mortgage filed in connection with the New CII Loan.

28. AMENDED NOTICE OF LEASE. Article 30 of the Original Lease is hereby amended to provide that at the request of either party, the notice of lease relating to the Original Lease shall be amended to reflect the addition of the Additional Space.

29. HVAC SERVICE. The reference to "Building 5 North" in Section 36A of the Original Lease, as amended by the First Amendment, is hereby deleted and substituted therefor is a reference to "Building 5 North and Building 5 South". Landlord hereby acknowledges that the Additional Space will contain some laboratories and that the requirement set forth in Section 36B of the Lease for 24-hour operation of Tenant's HVAC System 365 days a year applies to said laboratories as well.

30. EFFECT. The Lease, as modified by this Second Amendment, remains in full force and effect.

31. MERGER. All understandings, letters of intent or agreements between Tenant and Landlord, which predate this Second Amendment are merged herein. No oral statements or representations or prior written communications by or between the parties dealing with the subject matter of this Second Amendment shall be binding or effective. This Second Amendment and the Lease are the sole and complete expression of the agreement between Landlord and Tenant as to the subject matter thereof.

32. SEVERABILITY. If any of the provisions of this Second Amendment, or its application, is held by any court or in arbitration to be invalid or inapplicable, such decision shall not affect any other term, provision, covenant or condition of this Second Amendment. Notwithstanding the foregoing, if the invalid provision has the effect of reducing the rent to be paid by Tenant, Landlord may cancel the Lease.

33. GOVERNING LAW. The laws of the State of Connecticut will govern the interpretation of this Second Amendment.

34. BINDING NATURE. This Second Amendment shall be binding upon the parties hereto and upon their heirs, administrators, executors, successors and assigns, and shall not be construed against the party that drafted it. The paragraph headings are for the parties' convenience and shall not be deemed to effect the meaning of this Second Amendment or otherwise.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day and year first above written.

SCIENCE PARK DEVELOPMENT CORPORATION



By:      /s/ Dennis C. Lyndon
         -----------------------
         Dennis C. Lyndon
         Director of Development
         Duly Authorized


GENAISSANCE PHARMACEUTICALS, INC.



By:      /s/ Kevin Rakin
         --------------------------
         Kevin Rakin
         Executive Vice President
         Duly Authorized

         Pursuant to Section 34.2 of the Lease dated September 15, 1998 by and between Science Park Development Corporation and Genaissance Pharmaceuticals, Inc., the undersigned hereby consent to the foregoing First Amendment to Lease.

CONNECTICUT DEVELOPMENT AUTHORITY


By:      /s/ Richard R. Barredo             Date: 12/14/99
         ----------------------
         Print Name: Richard R. Barredo
         Print Title: Senior Vice President


THE CONNECTICUT HOUSING FINANCE AUTHORITY


By:      /s/ Gary E. King                   Date: 12/16/99
         ----------------------
         Print Name: Gary E. King
         Print Title: President and
                      Executive Director


CONNECTICUT INNOVATIONS, INC.


By:      /s/ Victor Budnick                 Date: 12/14/99
         -----------------------
         Print Name: Victor Budnick
         Print Title: President and
                      Executive Director

                                   EXHIBIT A-1

                          FLOOR PLAN OF 2ND FLOOR SPACE
                                BUILDING 5 SOUTH

                                   EXHIBIT A-2

                          FLOOR PLAN OF 3RD FLOOR SPACE
                                BUILDING 5 SOUTH

                                   EXHIBIT A-3

                            DESIGNATED PARKING AREAS

                                   EXHIBIT B-1

                       LANDLORD'S WORK - BUILDING 5 SOUTH

1. Building 5 South's entryway, including its exterior door, will be renovated to include painting, new carpeting, acoustical ceilings.

2. All non-double pane windows will be replaced to match the new windows at Building 5 North.

3.       The fire alarm system will be updated as required by code.

4.       The roof will be repaired or replaced as required.

5. The exterior of Building 5 South will be cleaned and upgraded with the intent of achieving a look comparable in quality to Building 4 (that portion of Landlord's Work described in this subparagraph 5 is referred to in this Second Amendment as the "EXTERIOR WORK").

                                   EXHIBIT B-2

                        INTERIOR WORK - BUILDING 5 SOUTH


1. Piping and supply of chilled and hot water sufficient to operate Tenant's HVAC System will be installed up to the Additional Space.

2. Modifications and/or upgrades to fire alarm system and sprinkler system if required by fire marshal.

3.       Installation of hot water supply and return.

4.       Installation of baseboard heating system.

5.       Window replacement work.